UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 5, 2007

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50499 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On March 5, 2007, the Registrant’s stockholders approved amendments to the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “LTIP”) and the Mindspeed Technologies, Inc. Directors Stock Plan (the “DSP”) at the 2007 annual meeting of stockholders.
     The amendment to the LTIP increases the number of shares of the Registrant’s common stock reserved for issuance under the LTIP from 18 million shares to 19.3 million shares. The amendment adds restricted stock units as a new type of award that may be granted under the LTIP. The amendment clarifies that awards of unrestricted stock may include awards that are conditioned upon the achievement of performance or other vesting requirements (as may be established by the compensation committee of the board of directors) prior to the delivery of such shares of restricted stock. The amendment also provides that, subject to the maximum number of shares available under the LTIP, the number of shares available for restricted stock awards and restricted stock units (to the extent they are settled in stock) is increased from 8 million to 10 million, the number of shares available for unrestricted stock awards is decreased from 8 million to 2 million, and the number of shares available for stock appreciation rights awards remains at 50,000.
     The amendment to the DSP eliminates the “evergreen” provision that automatically increased the number of shares available under the DSP at the beginning of each fiscal year by the greater of 160,000 shares or 0.18% of the total number of shares outstanding on the first day of such fiscal year. The amendment fixes the authorized number of shares under the DSP at 1,440,000 shares. Prior to the amendment, the total number of shares authorized under the DSP was 967,311 shares. The amendment also provides that shares delivered under the DSP that are forfeited or otherwise terminated will be available for subsequent grants under the DSP. Also, the amendment retains the annual stock option grant provisions for the Registrant’s non-employee directors, and adds an additional annual grant of specially restricted shares in an amount equal to the lesser of: (i) 15,000 restricted shares, or (ii) the number of restricted shares (rounded to nearest whole share) equal to $45,000 divided by the closing price of the Registrant’s common stock on the date of grant. These specially restricted shares have all the attributes of outstanding common stock, such as the right to vote the shares and receive dividends thereon, except that the owner of these restricted shares will have no right to transfer the shares until ten days after: (i) the recipient retires from the Registrant’s board of directors after attaining age 55 and completing at least five years of service as a director, or (ii) the recipient resigns from the board or ceases to be a director by reason of antitrust laws, compliance with the Registrant’s conflict of interest policies, death, disability or other circumstances the board determines not to be adverse to the best interests of the Registrant. The grant of these specially restricted shares will be made to each newly elected non-employee director and each continuing non-employee director of the Registrant immediately following each annual meeting of stockholders (including the 2007 annual meeting).
     The foregoing descriptions of the amendments to the LTIP and the DSP are qualified by reference to the complete text thereof, as amended and restated, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

10.1	Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan, as amended and restated.

10.2	Mindspeed Technologies, Inc. Directors Stock Plan, as amended and restated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: March 8, 2007	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan, as amended and restated.

10.2	Mindspeed Technologies, Inc. Directors Stock Plan, as amended and restated.